EXHIBIT 10.4

                                                   [DEEPWATER IV]
=========================================================================



                  SENIOR SECURED LOAN AGREEMENT

                           Dated as of

                         March 26, 1999

                             between

                     R&B FALCON CORPORATION,

                           as Borrower

                               and

                        RBF FINANCE CO.,

                            as Lender

=========================================================================

                        TABLE OF CONTENTS

                                                                Page

SECTION 1.DEFINITIONS                                             1
   1.1.Certain Defined Terms                                      1
   1.2.Other Defined Terms                                        5
   1.3.Accounting Terms                                           5
   1.4.Other Definitional Provisions                              5
SECTION 2.LOAN COMMITMENT AND LOAN                                6
   2.1.Termination of Loan Commitment                             7
   2.2.Termination of Loan Commitment                             7
   2.3.Interest on the Loans                                      7
   2.4.Redemptions                                                8
   2.5.Excess Proceeds Offers                                    10
   2.6.Use of Proceeds                                           11
   2.7.Commitment Fee                                            12
SECTION 3.CONDITIONS                                             12
   3.1.Conditions to Initial Advances on the Loan                12
   3.2.Conditions to Subsequent Advance on the Loan              14
SECTION 4.REPRESENTATIONS AND WARRANTIES                         14
   4.1.Organization and Good Standing; Capitalization            14
   4.2.Authorization and Power                                   15
   4.3.No Conflicts or Consents                                  15
   4.4.Enforceable Obligations                                   15
   4.5.Properties; Liens                                         16
   4.6.No Default                                                16
   4.7.Use of Proceeds; Margin Stock, etc                        16
   4.8.Survival of Representations and Warranties                16
SECTION 5.COVENANTS                                              16
   5.1.Indenture Covenants                                       16
   5.2.Reports of Defaults, Etc                                  16
   5.3.Payments in U.S. Dollars                                  17
   5.4.Performance and Enforcement Under the Loan Documents      17
   5.5.Liens                                                     17
   5.6.Transfer of Mortgage Rig to a Restricted Subsidiary       17
   5.7.Filing of Mortgage                                        17
SECTION 6.EVENTS OF DEFAULT                                      17
   6.1.Failure To Make Payments When Due                         17
   6.2.Default Under The Indenture                               18
   6.3.Other Loan Agreement                                      18
   6.4.Breach of Certain Covenants                               18
   6.5.Breach of Warranty                                        18
   6.6.Other Defaults Under Agreement or Loan Documents          18
   6.7.Involuntary Bankruptcy; Appointment of Custodian, etc     18
   6.8.Voluntary Bankruptcy; Appointment of a Custodian; etc     18
SECTION 7.MISCELLANEOUS                                          19
   7.1.Pledges and Assignments of Loan and Note                  19
   7.2.Expenses                                                  20
   7.3.Indemnity                                                 20
   7.4.Additional Amounts                                        21
   7.5.Taxes and Other Taxes                                     22
   7.6.Amendments and Waivers                                    23
   7.7.Independence of Covenants                                 23
   7.8.Notices                                                   23
   7.9.Survival of Warranties and Certain Agreements             23
   7.10.Failure or Indulgence Not Waiver; Remedies Cumulative    23
   7.11.Severability                                             24
   7.12.Headings                                                 24
   7.13.Applicable Law                                           24
   7.14.Successors and Assigns; Subsequent Holders of Notes      24
   7.15.Counterparts; Effectiveness                              24
   7.16.Consent to Jurisdiction; Venue; Waiver of Jury Trial     24
   7.17.Waiver of Stay, Extension or Usury Laws                  25
   7.18.Usury Savings Clause                                     25


EXHIBITS

I    FORM OF NOTE
II   FORM OF NOTICE OF BORROWING
III  FORM OF OPINION OF GARDERE & WYNNE - SPECIAL COUNSEL FOR THE BORROWER
IV   FORM OF MORTGAGE
V    FORM OF SECURITY AGREEMENT

-------------------------------------------------------------------------


  This Senior Secured Loan Agreement is dated as of March 26, 1999, and entered into by and among R&B Falcon, Inc., a Delaware corporation (the "Company") and RBF Finance Co., a Delaware corporation (the
"Lender").

                              RECITALS

  WHEREAS, the Lender has entered into an Indenture of even date herewith (as the same may be amended, or supplemented or otherwise modified from time to time, the "Indenture") with United States Trust Company of New York as Trustee (the "Trustee"), pursuant to which the Lender will issue in two series up to $400,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2006 (the "7-year Secured Notes") and up to $400,000,000 aggregate principal amount of its 11 3/8% Senior Secured Notes due 2009 (the "10-year Secured Notes;" the 7-year Secured Notes and the 10-year Secured Notes being hereinafter collectively called the "Secured Notes"); and

  WHEREAS, the Indenture provides that the Lender may utilize the proceeds of the Secured Notes to make loans to the Company, each for the purpose of either (i) financing all or a portion of the cost of acquiring, constructing, altering, improving or repairing a drilling rig or drillship (a "Rig") or improvements used or to be used in connection with such a Rig, or (ii) financing all or any part of the purchase price of the Rig or improvements used or to be used in connection with such Rig, which indebtedness is incurred prior to or within one year after the date of the completion of construction, alteration, improvement or repair or the commencement of commercial operations thereof; and

  WHEREAS, the Company desires that the Lender extend senior secured credit facilities to the Company for such purposes herein; and

  WHEREAS, the Indenture provides that the Lender will enter into a Senior Secured Note Security and Pledge Agreement of even date herewith (the "Issuer Security Agreement") between the Lender, the Trustee and United States Trust Company of New York as Collateral Agent (in such capacity, the "Collateral Agent"), pursuant to which the Lender will pledge and grant a security in the loans made with the proceeds of the Secured Notes which are or will be secured by Rigs;

  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

  SECTION 1 DEFINITIONS

  1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

  "Agreement" means this Senior Secured Loan Agreement dated as of March 26, 1999, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

  "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or Assistant
Secretary of the Company.

  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

  "Cash Equivalents" means (i) U.S. Governmental Obligations with a maturity of four years or less; (ii) commercial paper issued by any corporation if such commercial paper has credit ratings of at least "A-1" from S&P or at least "P-1" by Moody's; (iii) certificates of deposit, bankers' acceptances, time deposits, Eurocurrency Deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having combined capital and surplus in excess of $100,000,000; and
(iv) shares in money market mutual or similar funds having assets in excess of $100,000,000.

  "Closing Date" means the date on or before March 26, 1999 on which the initial advance of the Loan is made and the conditions set forth in Section 3.1 are satisfied or waived in accordance with Section 7.7.

  "Collateral" means all collateral described in and pledged under the Security Agreement and the Mortgaged Rig and any other property subject to the Lien created under a Mortgage or a Loan Document.

  "Commission" means the Securities and Exchange Commission.

  "Company" has the meaning ascribed to such term in the introduction to this Agreement.

  "Collateral Agent" has the meaning assigned to such term in the recitals to this Agreement.

  "Contractual Obligation," as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

  "Dollars" or the sign "$" means the lawful money of the United
States of America.

  "Event of Default" means each of the events set forth in Section 6.

  "indemnified liabilities" has the meaning ascribed to such term in
Section 7.3.

  "Indemnitees" has the meaning ascribed to such term in Section 7.3.

  "Indenture" has the meaning ascribed to such term in the recitals of this Agreement.

  "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

  "Lender" has the meaning ascribed to that term in the introduction of this Agreement and shall include any assignee of the Loan or the Note or Loan Commitment to the extent of such assignment.

  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

  "Loan" means, collectively, the loans made by the Lender pursuant to Section 2.1.

  "Loan Documents" means this Agreement, the Note, the Mortgage, and the Security Agreement.

  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

  "Material Adverse Effect" means (i) a material adverse effect upon the business, property, assets, nature of assets, liabilities condition (financial or otherwise), results of operation or prospects of the Company and its Restricted Subsidiaries, taken as a whole, or
(ii) the impairment of the ability of the Company or any of its Restricted Subsidiaries to perform, or the impairment of the ability of Lender to enforce, any material right or remedy under the Obligations.

  "Maturity" means the date on which the principal of the Loan, whether the 7-year Tranche or 10-year Tranche or both, becomes due and payable as provided in this Agreement whether at Stated Maturity, upon redemption, by declaration of acceleration or otherwise.

  "Mortgage" means a mortgage substantially in the form of Exhibit IV covering the Mortgaged Rig.

  "Mortgaged Rig" means the Deepwater IV.

  "Notes" has the meaning ascribed to such term in Section 2.1C.

  "Notice of Borrowing" means a notice substantially in the form of
Exhibit II annexed hereto with respect to a proposed borrowing.

  "Obligations" means all obligations of every nature of the Company from time to time owed to the Lender under the Loan Documents, whether for principal, reimbursements, interest (including post-petition interest), fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

  "Officer" means the Chairman of the Board, the Chief Executive
Officer, the Chief Operating Officer, the President, any Vice
President, the Chief Financial Officer, the Controller, the Chief
Accounting Officer, any Vice President, the Treasurer or the Secretary of the Company.

  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two officers; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

  "Other Loan" means a loan made pursuant to an Other Loan Agreement by the Lender with the proceeds of the Secured Notes which is secured by a Mortgaged Rig.

  "Other Loan Agreement" means a loan agreement among the Lender, the Company and the Trustee pursuant to which the Lender will utilize the proceeds of the Secured Notes to make an Other Loan for the purposes specified in the second recital of this Agreement

  "Other Mortgaged Rig" means a Rig which has been mortgaged to secure an Other Loan or which is the subject of a construction contract which has been pledged to secure an Other Loan.

  "Other Taxes" has the meaning ascribed to such term in Section 7.6.

  "Payment Office" shall mean the office of United States Trust Company of New York located at 114 West 47th Street, 25th Floor, New York, New York 10036 or such other office in the State of New York as the Lender may designate to the Company and the Trustee from time to time.

  "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

  "Purchase Agreement" means the Purchase Agreement dated March 19, 1999 among the Lender, the Company and the Initial Purchaser relating to the Secured Notes.

  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit V among the Company, the Lender, and the Collateral Agent, as the same may be amended, modified or supplemented in accordance with the terms thereof and hereof.

  "7-year Tranche" means advances on the Loan aggregating up to $94,450,000 and having a final Loan Maturity of March 15, 2006.

  "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

  "10-year Tranche" means advances on the Loan aggregating up to $94,450,000 and having a final Maturity of March 15, 2009.

  "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company in connection with the Transactions.

  "Transactions" shall mean, collectively, (i) the issuances and sale of the Secured Notes, (ii) the incurrence of the Loan hereunder on the Closing Date, (iii) the incurrence of the Other Loans under the Other Loan Agreements, (iv) any other transaction on the Closing Date contemplated in relation to the foregoing and (v) the payment of fees and expenses in connection with the foregoing.

  "Tranches" means collectively the 7-year Tranche and the 10-year
Tranche.

  "Tribunal" means any governmental, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

  "Trustee" has the meaning ascribed to such term in the introduction of this Agreement and shall include any successor Trustee appointed pursuant to terms of the Indenture.

  "U.S. Legal Tender" means such coin or currency of the United
States of America as at the time of payment shall be legal tender for the payment of public and private debts.

  1.2 Other Defined Terms. Any capitalized term used in this Agreement and not defined herein shall have the meaning assigned to such term in the Indenture.

  1.3 Accounting Terms. For the purposes of this Agreement, all accounting terms to otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

  1.4 Other Definitional Provisions.  Any of the terms defined in
Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

  SECTION 2 LOAN COMMITMENT AND LOAN

  2.1 The Loan and Notes.

  A. Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lender hereby agrees to lend to the Company on the Closing Date and thereafter up to $188,900,000 in the aggregate (the "Loan") consisting of $94,450,000 of 7-year Tranche advances and $94,450,000 of 10-year Tranche advances. The Lender's commitment to make the Loan to the Company pursuant to this
Section 2.1 is herein called the "Loan Commitment."

  B. Notice of Borrowing. When the Company desires to borrow under this Agreement, it shall deliver to the Collateral Agent a Notice of Borrowing no later than 11:00 a.m. (New York time), at least one Business Day in advance of the Closing Date or such other date as shall be agreed to by the Lender and the Trustee. The Notice of Borrowing shall specify the amount of each Tranche and the applicable date of borrowing (which shall be a Business Day).

  C. Disbursement of Funds. No later than 3:00 p.m. (New York time) on the Closing Date, the Lender promptly will make available to the Company by depositing to its account at the Payment Office the aggregate of the amount of the Loan to be made on such Closing Date.

  D. Notes. The Company shall execute and deliver to the Lender on the Closing Date two Notes dated the Closing Date, one substantially in the form of Exhibit I annexed hereto with appropriate insertions to evidence the maximum amount of the 7-year Tranche of Loan which may be made hereunder by the Lender and the other substantially in the form of Exhibit I annexed hereto with appropriate insertions to evidence the maximum amount of 10-year Tranche of the Loan which may be made by the Lender hereunder.

  E. Scheduled Payments of Loan.

     (i)Upon filing of the Mortgage for the Mortgaged Rig, the Company and the Lender agree that aggregate additional advances of $166,900,000 will be made under this Agreement, consisting of $83,450,000 of the 7-year Tranche and $83,450,000 of the 10-year Tranche, by the exchange of borrowings under the other Loan Agreements, relating to the Mortgaged Rigs Deepwater Millennium, Peregrine IV, Peregrine VII,
  Falcon 100 and Falrig 82.

    (ii)The Company shall pay on or before 10:00 a.m. on the date of the final Maturity of the 7-year Tranche of the Loan all of the principal amount of the 7-year Tranche remaining outstanding, together with accrued and unpaid interest, fees and a pro rata portion of the amount of the Special Interest and Additional Amounts, if any, due on the 7-year Secured Notes. The Company shall pay on or before 10:00 a.m. on the date of the final Maturity of the 10-year Tranche all of the principal amount of the 10-year Tranche then remaining outstanding, together with accrued and unpaid interest fees and a pro rata portion of the amount of the Special Interest and Additional Amounts, if any, due on the 10-year Secured Notes. Such payments shall be made directly to the Trustee for deposit in the Issuer Escrow Account established pursuant to the Issuer Escrow Agreement.

  F. Termination of Loan Commitment. The Loan Commitment hereunder shall terminate on the earlier (i) the Stated Maturity (whether by acceleration, redemption, purchase or otherwise) of the Secured Notes pursuant to the terms of the Indenture or (ii) March 31, 2001, if no portion of the Loan has been made on or before such date (other than as a result of failure of the Lender to fulfill its obligations hereunder).

  G. Satisfaction by Payments on the Guarantee. Pursuant to the Indenture, the Company will guarantee the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Secured Notes (including any Additional Amounts payable upon redemption, in respect thereof) when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise. To the extent that the Company makes a payment on the Guarantee, it will be deemed to have made a payment on the Issuer Loans then outstanding, such payments to be allocated pro rata to each of Tranches of the Loan and pro rata to the Loan and the Other Loans.

  2.2 Interest on the Loans.

  A. Rate of Interest. The 7-year Tranche of the Loan shall bear interest on the unpaid principal amount thereof from the date made through Maturity for the 7-year Tranche (whether by prepayment, acceleration or otherwise) at a rate equal to 11% per annum plus 2 basis points per annum and the 10-year Tranche of the Loan shall bear interest on the unpaid principal amount thereof from the date made through Maturity for the 10-year Tranche (whether by prepayment, acceleration or otherwise) at a rate equal to 11 3/8% per annum plus 2 basis points per annum.

  B. Special Interest. The Lender and the Company have entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated March 26, 1999 with Donaldson, Lufkin & Jenrette Securities Corporation for the benefit of the Holders of the Secured Notes, in which the Lender and the Company have agreed to: (A) file a registration statement within 60 days after the closing date of the offering of Secured Notes for an offer to exchange Secured Notes of each series for debt securities of that series with identical terms (except for transfer restrictions); (B) use their best efforts to cause the registration statement to become effective within 150 days after the closing date of the offering of the Secured Notes; and
(C) complete the registered exchange offer within 180 days after the closing date of the offering of the Secured Notes. Under certain circumstances, the Lender and the Company may be required to file a shelf registration statement for the Secured Notes registering the resale of the Secured Notes. If the Lender and the Company do not comply with their obligations under the Registration Rights Agreement, the Lender will be required to pay additional interest ("Special Interest") specified in Section 5 of the Registration Rights Agreement. The Company will pay on each date that the Lender pays Special Interest to the Holders of the Secured Notes as Special Interest on the Loan an amount equal to the percentage of Special Interest, if any, which the Lender owes to the Holders of the Secured Notes that the principal amount of the Loan bears to the total aggregate principal amount of the Loan and all Other Loans then outstanding. Such payment shall be paid directly to the Trustee for deposit into the Issuer Escrow Account.

    Notwithstanding any provisions of this Section 2.2 or any other provision herein, in no event will the combined sum of interest (cash or otherwise) on the Loan exceed the maximum amount permitted by applicable law.

  C. Interest Payments. Interest (including Special Interest, if any, and Additional Amounts, if any) shall be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 1999 but in no event to exceed the maximum permitted by applicable law.
All payments of interest on the Loan shall be made on or before 10:00 a.m. (New York time) on the date of payment and shall be paid directly to the Trustee for deposit into the Issuer Escrow Account.

  D. Post-Maturity Interest. Any principal payments on the Loan not paid when due and, to the extent permitted by applicable law, any interest payment on the Loan not paid when due, in each case whether at Stated Maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate of interest otherwise payable under this Agreement for the Loan but in no event to exceed the maximum interest rate permitted by applicable law.

  E. Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year of twelve 30-day months.

  2.3 Redemptions.

  A. Redemption upon Loss of the Mortgaged Rig. If an Event of Loss occurs at any time with respect to the Mortgaged Rig attributable to the Loan, the Company shall apply funds in an amount (the "Loss Redemption Amount") equal to the principal amount of the Loan outstanding on the date (the "Loss Date") on which such Event of Loss was deemed to have occurred, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, to the prepayment of the Loan. If an Event of Loss occurs at any time with respect to any Other Mortgaged Rig, the Indenture and the applicable Other Loan Agreement require that the Company shall apply funds to the principal amount of the applicable Other Loan secured by the Other Mortgaged Rig outstanding on the Loss Date for such other Mortgaged Rig, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, to the payment of such Other Loan. If a Default under the Indenture shall have occurred and be continuing at the time of the receipt of the Event of Loss Proceeds with respect to such Other Mortgaged Rig, the Indenture requires, and the Company hereby agrees, that it shall prepay the Loan and the remaining Other Loans on a pro rata basis in an aggregate amount equal to the excess of the Net Event of Loss Proceeds over the Loss Redemption Amount, if any, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon for the Other Loan which is secured by such Other Mortgaged Rig. All payments on the Loan shall be allocated on a pro rata basis between the Tranches and shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

  B. Redemption upon Sale of the Mortgaged Rig. If the Mortgaged Rig or the Capital Stock of a Subsidiary Guarantor then owning the Mortgaged Rig is sold in compliance with the terms of the Indenture, the Company shall apply funds in an amount (the "Sale Redemption Amount") equal to the principal amount of the Loan secured by the Mortgaged Rig on the date of such sale (the "Sale Date"), together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any thereon, plus any additional amounts required by the Lender to redeem the Secured Notes to the extent required by
Section 3.9 of the Indenture, to the prepayment of the Loan. If any Other Mortgaged Rig or the Capital Stock of a Subsidiary Guarantor then owning an Other Mortgaged Rig is sold in compliance with the terms of the Indenture, the Company shall apply funds equal to the applicable Other Loan secured by the Other Mortgaged Rig outstanding on the Sale Date for such Other Mortgaged Rig, together with all accrued and unsecured interest (including Special Interest, if any, and Additional Amounts, if any) thereon, to the payment of such Other Loan. If a Default under the Indenture shall have occurred and be continuing at the time of receipt of the cash consideration with respect to such Other Mortgaged Rig or Capital Stock of the Subsidiary Guarantor owning such Other Mortgaged Rig, the Indenture requires, and the Company hereby agrees, that it shall also be required to prepay the Loan and the remaining Other Loans on a pro rata basis in an aggregate amount equal to the excess of such Net Available Cash attributable to such Sold Mortgaged Rig over such Sale Redemption Amount. Such payments on the Loan and the Other Loans pursuant hereto shall be respectively allocated between the Tranches of the Loan and the Other Loans on a pro rata basis and shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

  C. Other Redemptions.

    (i)Redemptions to Fund Optional Redemptions of the 10-year Secured Notes. Under the terms of the Indenture, on or after March 15, 2004, the 10-year Secured Notes will be redeemable, at the Lender's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice to the Holders of the 10-year Secured Notes, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date, if redeemed during the 12-month period commencing on March 15 of the years set forth below.

                                                Redemption
            Period                                Price

             2004                               105.6875%
             2005                               103.7917
             2006                               101.8958
             2007 and thereafter                100.0000

     The Company shall prepay the 10-year Tranche of the Loan and of the Other Loans, in whole or in part, to provide funds for such redemption. Any prepayments by the Company on the Loan and the Other Loans required to be made to provide funds for the Lender to make such a redemption shall be made on this Loan and the Other Loans on a pro rata basis. All payments on the Loan and the Other Loans pursuant hereto shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

    (ii)Redemptions to Fund Optional Redemptions of the 7-year Secured Notes. Under the terms of the Indenture, the 7-year Secured Notes will be redeemable, at the Lender's option at any time in whole or from time to time in part upon not less than 30 and not more than 60 days' prior notice mailed by first class mail to the Holders of the 7-year Secured Notes, on any date prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date plus the Make-Whole Premium applicable to the 7-year Secured Notes determined in the manner provided for in
  Section 3.7 of the Indenture. The Company shall prepay the 7-year Tranche of the Loan and of the Other Loans in whole or in part to provide funds for such redemption. Any prepayments by the Company on the Loan and the Other Loans required to be made to provide funds for the Lender to make such a redemption shall be made on the Loan and the Other Loans on a pro rata basis. All payments on the Loan and the Other Loans pursuant hereto shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

  D. Excess Proceeds Offers. The Indenture provides in Section 3.10 thereof that if, as of the first day of any calendar month, the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds exceeds 10% of consolidated total assets of the Company, and if the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds in excess of 10% of consolidated total assets of the Company that has not theretofore been subject to an Excess Proceeds Offer (as defined below) (the "Excess Proceeds Offer Amount"), totals at least $10 million, the Lender must, not later than the fifteenth Business Day of such month, make an offer ( an "Excess Proceeds Offer") to purchase from the Holders of the Secured Notes, pursuant to and subject to the conditions contained in the Indenture, and from Holders of the New Senior Notes, pursuant to provisions of the New Senior Note Indenture, Secured Notes at a purchase price equal to 100% of their principal amount, plus any accrued interest (including Additional Amounts and Special Interest, if any) to the date of purchase and New Senior Notes at a purchase price equal to 100% of their principal amount, plus any accrued interest (including Special Interest, if any) to the date of purchase in an aggregate principal amount equal to the Excess Proceeds Offer Amount (an "Excess Proceeds Payment"). If the Lender is ever required pursuant to Section 3.10 of the Indenture to make an Excess Proceeds Offer to the Holders of the Secured Notes to purchase from such Holders their Secured Notes, and to the Holders of Senior Notes to purchase from such Holders their New Senior Notes, the Indenture provides, and the Company agrees, that the Company will prepay the Loan and the Other Loans on a pro rata basis to permit the Lender to purchase any Secured Notes validly tendered pursuant to an Excess Proceeds Offer. All payments on the Loan shall be allocated between the appropriate Tranches of the Loan; and all payments on the Loan and the Other Loans pursuant hereto shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

  E. Change of Control. If the Lender is ever required to make pursuant to the provisions of Section 4.8 of the Indenture a Change of Control Offer to the Holders of the Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) thereon, the Indenture provides, and Company agrees, that the Company will prepay the Loan and the Other Loans on a pro rata basis at a redemption price equal to 101% of the principal amount hereof being repaid, plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, thereon, in order to provide funds sufficient to permit the Lender to purchase any Secured Notes validly tendered pursuant to the foregoing offer to purchase Secured Notes upon a Change of Control. All payments on the Loan shall be allocated between the appropriate Tranches of the Loans and all payments on the Loan and the Other Loans pursuant hereto shall be made directly to the Trustee for deposit into the Issuer Escrow Account.

  F. Notice. The Company shall notify the Lender and the Trustee of any prepayment to be made pursuant to this Section 2.3 at least two
Business Days prior to such prepayment date.

  G. Determination of Amounts of the Tranches Subject to Such Redemptions. The Lender will submit a written determination to the Trustee for its approval of the amount (including the pro rata allocations between the Tranches of the Loan and between the Loan and the Other Loans) with respect to any such redemption. The Trustee shall approve or disapprove such allocations in its sole discretion and such decision shall be conclusive, absent manifest error. A certificate of the Lender setting forth such determination, with the written approval of the Trustee thereon, shall be delivered to the Company at least one Business Day prior to the payment date.

  H. Company's Mandatory Prepayment Obligation; Application of
Prepayments. All prepayments shall include payment of accrued interest (including Special Interest and Additional Amounts, if applicable) on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

  I. Manner and Time of Payment. Unless otherwise expressly set forth herein, all payments of principal and interest hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Trustee for deposit into the Issuer Escrow Account, unless otherwise specified, not later than 10:00 a.m. (New York time) on the date due at the Payment Office; funds received by the Trustee after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

  J. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Loan.

  2.4 Use of Proceeds.

  A. Loan. The proceeds of the Loan may be applied by the Company to finance certain costs of acquiring, constructing, repairing and improving the Mortgaged Rig and, to the extent that such costs have already been paid, for general corporate purposes.

  B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

  2.5 Commitment Fee. The Company agrees to pay a commitment fee for the period from and including the Closing Date to and including the date of termination specified in Section 2.1.F. on the undrawn portion of the Loan equal to the average of the daily excess of the Loan
Commitment over the aggregate principal amount of the Loan outstanding multiplied by 7% per annum, such commitment fee to be calculated on the basis of a 360-day year consisting of twelve 30-day months and to be payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 1999.

  SECTION 3 CONDITIONS

  3.1 Conditions to Initial Advances on the Loan. The obligation of the Lender to make the initial advance on the Loan is subject to prior or concurrent satisfaction of each of the following conditions:

  A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lender and the Trustee shall be reasonably satisfactory in form and substance to the Lender and the Trustee, and the Lender and the Trustee shall have received the following items, each of which shall be in form and substance satisfactory to the Lender and the Trustee and, unless otherwise noted, dated the Closing
Date:

    (i) a certified copy of the Company's charter, together with a certificate of status, compliance, good standing or like certificate with respect to the Company issued by the appropriate government officials of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

    (ii) a copy of the Company's bylaws, certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

    (iii) resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Notes, the Security Agreements, the Mortgage, each of the other Loan Documents, the Indenture and any other documents, instruments and certificates required to be executed by the Company in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Loan, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

    (iv) signature and incumbency certificates of the Company's officers executing this Agreement, the Other Loan Documents and the Notes;

     (v) executed copies of this Agreement and the Notes substantially in the form of Exhibit I annexed hereto executed in accordance with
  Section 2.1C drawn to the order of the Lender and with appropriate insertions;

    (vi) an originally executed Notice of Borrowing substantially in the form of Exhibit II annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company and delivered to the Lender; and

   (vii) originally executed copies of one or more favorable written opinions of Gardere & Wynne, special counsel for the Company, substantially in the form of the Exhibit III hereto and addressed to the Lender, the Trustee and the Initial Purchaser, and such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Lender, the Trustee or the Initial Purchaser shall have reasonably requested.

  B. The Lender shall have received a fully executed Security Agreement, in the form of Exhibit V hereto, the Lien of which has been perfected in all appropriate jurisdictions; provided, however, that Liens on equipment purchased by the Company for the Mortgaged Rig that has not yet been Mortgaged do not have to be perfected until required by the Trustee, but only after the later to occur of one year after the date of this Agreement or the completion date for the Mortgaged Rig as scheduled on the date of this Agreement.

  C. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions shall have been obtained and remain in full force and effect and all applicable waiting periods, if any, under law applicable to the Transactions shall have expired without any action being taken by any competent authority (including without limitation, any Tribunal) which restrains, prevents or imposes materially adverse conditions upon the completion of the Transactions or the financing thereof and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Lender and the Trustee shall have been delivered to the Lender and the Trustee.

  D. On or before the Closing Date, the Indenture and the Purchase Agreement shall have been executed and delivered by all parties thereto. No default or event of default shall have occurred under the Indenture and the Purchase Agreement, all conditions to the execution delivery and authentication of the Secured Notes thereunder shall have been satisfied under the Indenture, and all conditions to the purchase of the Secured Notes by the Initial Purchaser under the Purchase Agreement have been satisfied or waived by the Initial Purchaser.

  E. Simultaneously with the making of the Loan by the Lender, the Company shall have delivered to the Lender and the Trustee an Officers' Certificate from the Company in form and substance satisfactory to the Lender and the Trustee to the effect that (i) the representations ad warranties of the Company in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, and
(ii) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to the Closing Date and

  F. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute and Event of Default, a Potential
Event of Default or a Default.

  G. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making the Loan.

  H. The making of the Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

  3.2 Conditions to Subsequent Advance on the Loan. The obligation of the Lender to make a subsequent advance on the Loan is subject to the prior or concurrent satisfaction of each of the following conditions:

  A. The Lender and the Trustee shall have received in form and substance satisfactory to the Lender and the Trustee and dated the date of such advance an originally executed Notice of Borrowing substantially in the form of Exhibit II annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company and delivered to the Lender.

  B. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default, a Potential
Event of Default or a Default.

  C. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making the Loan.

  D. The making of the Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

  E. Simultaneously with the making of the advance on the Loan by the Lender, the Company shall have delivered to the Lender and the Trustee an Officers' Certificate from the Company in form and substance satisfactory to the Lender and the Trustee to the effect that (i) the representations and warranties of the Company in Section 4 are true, correct and complete in all material respects on and as of the date of such advance to the same extent as though made on and as of that date, and (ii) on or prior to the date of such advance, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to the date of such advance.

  SECTION 4 REPRESENTATIONS AND WARRANTIES

  In order to induce the Lender to enter into this Agreement and to make the Loan, the Company represents and warrants to the Lender that, at the time of execution hereof and after consummation of the making of the Loan and the Transactions, the following statements are true, correct and complete:

  4.1 Organization and Good Standing; Capitalization. The Company is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregated, has not had and will not have a Material Adverse Effect.

  4.2 Authorization and Power. The Company has the corporate power and requisite authority, and has taken all corporate action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under this Agreement, the Mortgage, the Security
Agreement, the other the Loan Documents, Indenture and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it and to issue the Notes.

  4.3 No Conflicts or Consents.

  A. The execution and delivery of the Loan Agreement, the Notes, the Mortgage, the Security Agreement, the other Loan Documents and each other document to be executed and delivered in connection with the Transactions, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and previsions hereof or thereof, and the issuance, delivery and performance of the Notes, this Agreement, the Mortgage, the Security Agreement and the Indenture, do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company, its Certificate of Incorporation or Bylaws or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than any Liens created under this Agreement and the Other Loan Agreements), (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lender, the Trustee and the Initial Purchaser or such approvals or consents the failure to obtain which could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect.

  B. No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Company of this Agreement, the Loan Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Lender or the failure of which to obtain would not, singly or in the aggregated, have a Material Adverse Effect.

  4.4 Enforceable Obligations. Each of this Agreement, the Notes, the Mortgage, the Security Agreement, the other Loan Documents, and each other document or instrument to be delivered in connection therewith has been duly authorized; each of this Agreement, the Notes, the Mortgage, the Security Agreement, the Other Loan Documents and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by the Company and each of this Agreement, the Notes, the Mortgage, the Security Agreement, the Other Loan Documents and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date is, and each of this Agreement, the Notes, the Mortgage, the Security Agreement and the other Loan Documents to be executed and delivered after the Closing Date will be, upon such execution and delivery, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

  4.5 Properties; Liens. The Company has good and marketable title to the contract for the construction of the Mortgaged Rig and the equipment purchased and paid for by the Company to be installed or used thereon and the Other Mortgaged Rigs to the extent specified in the Other Loan Agreements. Except as described in Schedule 4.5, the Company owns, and such contract and equipment are owned, free and clear of Liens.

  4.6 No Default. No event has occurred and is continuing which constitutes a Default, a Potential Event of Default or an Event of Default.

  4.7 Use of Proceeds; Margin Stock, etc. The proceeds of the Loan will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meaning of the applicable provisions of Regulation T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation T, U or X. The Company has not taken nor will it take any action which might cause any of the Loan Documents to violate the applicable provisions of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

  4.8 Survival of Representations and Warranties. All representations and warranties in the Loan Documents shall survive delivery of the Notes and the making of the Loan and shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely thereon.

  SECTION 5 COVENANTS

  5.1 Indenture Covenants. Each of the covenants conferred in the Indenture applicable to the Company and its Restricted Subsidiaries are incorporated herein by reference. The Company covenants and agrees that, until the Loan and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full it shall perform all covenants applied to it or any of its Restricted Subsidiaries which are contained in the Indenture.

  5.2 Reports of Defaults, Etc. The Company will deliver to each Lender and the Trustee promptly upon, but in no event more than five (5) Business Days after, any Officer's obtaining knowledge of any condition or event which constitutes a Default, an Event of Default or a Potential Event of Default, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or the claim of Default, Event of Default, Potential Event of Default, or the event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

  5.3 Payments in U.S. Dollars. All payments of any Obligations to be made hereunder or under the Note by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

  5.4 Performance and Enforcement Under the Loan Documents. The Company shall promptly perform all of its obligations under the Loan Documents and each document and instrument related thereto or delivered in connection with any thereof, in each case, to the extent within its control. The Company shall (A) diligently and in good faith promptly pursue the performance of each other party to each such document, and
(B) diligently seek the enforcement of all rights and remedies under each such document.

  5.5 Liens. The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist, any Lien on or with respect to any property or asset (including the Mortgaged Rig) of the Company or of any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except Liens permitted by the Indenture and Liens permitted by the Loan Documents.

  5.6 Transfer of Mortgage Rig to a Restricted Subsidiary. The Company shall not, nor shall the Company cause or permit any of its Restricted Subsidiaries to, directly or indirectly, transfer the Mortgaged Rig to any Subsidiary of the Company unless (i) such Subsidiary guarantees all Obligations of the Company under this Agreement and executes a Mortgage and a Security Agreement, (ii) the Liens of the Subsidiary's Mortgage and Security Agreement are perfected and enforceable, and
(iii) such Subsidiary executes a Subsidiary Guarantee pursuant to the Indenture.

  5.7 Filing of Mortgage. Promptly upon completion of the Mortgaged Rig, the Company shall grant a valid and perfected first Lien on the Mortgaged Rig pursuant to a Mortgage in the form of Exhibit IV attached hereto.

  SECTION 6 EVENTS OF DEFAULT

  If any of the following conditions of events ("Events of Default") shall occur and be continuing:

  6.1 Failure To Make Payments When Due. Failure to pay any installment of principal including Premium of the Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest (including Special Interest and Additional Amounts) on the Loan or any other amount due under this Agreement continued for 30 days; or

  6.2 Default Under The Indenture. An Event of Default occurs and is continuing under the Indenture; or

  6.3 Other Loan Agreement. An Event of Default (as defined in an other Loan Agreement) occurs and is continuing under such Other Loan
Agreement; or

  6.4 Breach of Certain Covenants. Failure of the Company to perform or comply with any covenant, term or condition contained in Sections 5.2 through 5.7 and Sections 7.3 through 7.5 of this Agreement; or

  6.5 Breach of Warranty. Any representation, warranty or certification made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

  6.6 Other Defaults Under Agreement or Loan Documents. The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 5.2 through 5.7 and such default shall not have been remedied or waived in accordance with
Section 7.6 of this Agreement within 30 days after the date of written notice of such default from the Lender, the Collateral Agent, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Secured Notes then outstanding; or

  6.7 Involuntary Bankruptcy; Appointment of Custodian, etc. The entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable
Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankruptcy or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

  6.8 Voluntary Bankruptcy; Appointment of a Custodian, etc. The commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under the U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or
(ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of such action;

  THEN (i) upon the occurrence of any Event of Default described in the foregoing Section 6.7 or 6.8, all of the unpaid principal amount of and accrued interest on the Loan and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest, waiver of notice of intent to accelerate and waiver of notice of such acceleration or notice of any other kind or other requirements of any kind, all of which are hereby expressly waived by the Company, and Obligations and the Loan Commitment of the Lender hereunder shall thereupon terminate, and
(ii) upon the occurrence of any other Event of Default, the Lender shall, upon written notice of the Lender, to the Company, upon written notice of the Trustee or the Collateral Agent to the Company and the Lender, or upon written notice of a Holder or Holders of the Secured Note or Notes, to the Company, the Lender, the Collateral Agent and the Trustee, declare all of the unpaid principal amount of and accrued interest on the Loan and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations and Loan Commitments of the Lender hereunder shall thereupon terminate; provided, however, that upon the occurrence of an Event of Default described in Section 6.4 of this Agreement or an "event of default" under Section 6.4 of any Other Loan Agreement, the Lender shall not declare the Obligations hereunder to be due and payable for a period of 60 days after notice of the occurrence of such Event of Default or "event of default." Nevertheless, if at any time after acceleration of the Maturity of the Loan, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loan and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 7.6, then the Lender shall, upon receipt of the written notice from the Collateral Agent and the Trustee of such remedy or waiver, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default, Event of Default or Potential Event of Default or impair any right consequent thereon.

  SECTION 7 MISCELLANEOUS

  7.1 Pledges and Assignments of Loan and Note. The Lender shall have the right at any time to sell, pledge, assign, transfer or negotiate all or any portion of the Note or its Loan Commitment. The Company acknowledges that the Lender will pledge its rights under this Agreement, the Notes, the Mortgage and the Other Loan Documents to the Collateral Agent pursuant to the Issuer Security Agreement to secure the Lender's obligations under the Indenture and the Secured Notes.

  7.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company, its successors and assigns agrees to promptly pay (i) all the actual costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to the Lender and the Trustee and the Collateral Agent, their successors and assigns (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) incurred by the Lender, its successors and assigns in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

  7.3 Indemnity.  In addition to the payment of expenses pursuant to
Section 7.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Lender, the Collateral Agent, the Trustee and any Holder of the Secured Notes and holder of the Notes, and each of their officers, directors, employees, and agents, (collectively called the "Indemnitees"), harmless from and against any all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the Notes, the Mortgage, the Security Agreement, the Lender's agreement to make the Loan or the use or intended use of any of the proceeds of the Loan hereunder or the Transactions (the "indemnified liabilities"); provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities (i) to the extent such is finally judicially determined to have resulted solely from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document. To the extend that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

  7.4 Additional Amounts. Except to the extent required by any applicable law, regulation law, regulation or governmental policy, any and all payments of, or in respect of the Loan, this Agreement, the Notes, any Loan Document or any Secured Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deduction, charges or withholdings and all liabilities with respect thereto imposed by Panama, The Bahamas, The Marshall Islands or any other jurisdiction with which the Company or any Subsidiary has some connection (including any jurisdiction (other than the United States of America) from or through which payments under this Agreement, the Notes, any Loan Document, the Guarantee or the Secured Notes are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Panamanian Taxes,"
"Bahamian Taxes," "MI Taxes," or "Other Taxes," respectively). If the Lender, the Company or any Subsidiary Guarantor shall be required by law to withhold or deduct any Panamanian Taxes, Bahamian Taxes, MI
Taxes, or Other Taxes from or in respect of any sum payable under this Agreement, the Notes, any Loan Document, the Guarantee or the Secured Notes, the sum payable by the Company or such Subsidiary Guarantor, as the case may be, thereunder shall be increased by the amount
("Additional Amounts") necessary so that after making all required withholdings and deductions, Lender or any Holder or beneficial owner of Secured Notes shall receive an amount equal to the sum that it would have received had not such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Panamanian Taxes, Bahamian Taxes, MI Taxes or Other Taxes to a Holder
(an "Excluded Holder") (i) resulting from the beneficial owner of such Secured Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Secured Note, being a beneficiary of the Guarantee or any applicable Subsidiary Guarantee, the receipt of any income or payments in respect of such Secured Note, the Loan, the Guarantee or any applicable Subsidiary Guarantee or the enforcement of such Secured Note, the Loan, the Guarantee or any applicable Subsidiary Guarantee, or (ii) that would not have been imposed but for the presentation (where presentation is required) of such Secured Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Lender, the Company or the Subsidiary Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Lender is required to furnish under the Indenture to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Panamanian Taxes, Bahamian Taxes, MI Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Lender, the Company or the Subsidiary Guarantors, as applicable. The Company will, upon written request of each Holder
(other than an Excluded Holder), reimburse each such holder for the amount of (i) any Panamanian Taxes, Bahamian Taxes, MI Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to any Secured Notes, and (ii) any Panamanian Taxes, Bahamian Taxes, MI Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause
(i) so that the net amount received by such Holder (net of payments made under or with respect to such Secured Notes, the Loan, the Guarantee or the applicable Subsidiary Guarantees) after such reimbursement will not be less than the net amount the Holder would have received if Panamanian Taxes, Bahamian Taxes, MI Taxes or Other Taxes on such reimbursement had not been imposed.

  At least 30 calendar days prior to each date on which any payment under or with respect to the Secured Notes is due and payable, if the Lender, the Company or the Subsidiary Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Lender, the Company or the Subsidiary Guarantors, as applicable, will deliver to the Trustee an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

  7.5 Taxes and Other Taxes.

  A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (a) in the case of each Lender, Taxes imposed on its net income and franchise taxes or taxes on gross receipts and capital imposed on it by the jurisdiction under the laws of the United States or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Documents, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made;
(b) the Company shall make such deductions or withholdings; and
(c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

  B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

  C. The Company agrees to indemnify the Lender for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Section 7.5(A) and (B) to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 7.5 paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Lender.

  D. The Company shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

  E. The provisions of this Section 7.5 shall survive the termination of the Agreement and repayment of all Obligations.

  7.6 Amendments and Waivers. No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Note, the Mortgage, the Security Agreement or any Other Loan Document or consent to any departure by the Company therefrom, shall in any event be effective without the prior written concurrence of the Company, the Lender, the Collateral Agent and the Trustee, and, upon the request of the Lender, the Collateral Agent or the Trustee, the receipt of a written opinion of counsel of the Company addressed to the Lender, the Collateral Agent and the Trustee to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Indenture or any Contractual Obligations of the Company.

  7.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

  7.8 Notices. Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (unless notice of a change thereof is delivered as provided in this Section 7.8) shall be set forth under each party's name on the signature pages hereto.

  7.9 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement and in the other Loan Documents, the making of the Loan hereunder and the execution and delivery of the Notes or the Loan Documents and, notwithstanding the making of the Loan, the execution and delivery of the Notes and the other Loan Documents or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

  7.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or the holder of the Notes or the Trustee in the exercise of any power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Notes or any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

  7.11 Severability. In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  7.12 Headings. Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

  7.13 Applicable Law. THIS AGREEMENT, EACH LOAN DOCUMENT OTHER THAN THE MORTGAGE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

  7.14 Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Loan Document shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 7.1, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of the Lender and the Trustee.

  7.15 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

  7.16 Consent to Jurisdiction; Venue; Waiver of Jury Trial.

  A. Any legal action or proceeding with respect to this Agreement, any Note or any Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New
York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or Loan Documents brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 7.8, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under the Notes or any Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

  B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid any of actions or proceedings arising out of or in connection with this Agreement, the Notes or any of the Loan Documents brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

  C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Loan Documents or the transactions contemplated hereby or thereby.

  7.17 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Loan as contemplated herein, wherever enacted, now or at the time hereafter in force, or which may affect the covenants or the performance of this Agreement and (to the extent that it may lawfully do so), the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

  7.18 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Note, any of the other Loan Documents or any other document related hereto or thereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement, any Note, any of the other Loan Documents or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Note, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loan or on account of any other indebtedness of the Company, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to Lender under any specified contingency, exceeds the highest lawful rate, the Company and the Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof,
(c) amortize, prorate, allocate and spread the total amount of interest thereon does not exceed the maximum amount permitted by applicable laws, and/or (d) allocate interest throughout the full term of such indebtedness so that interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

  WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                   COMPANY:

                                   R&B FALCON CORPORATION


                                   By:
                                     Name: Robert Fulton
                                     Title: Executive Vice President

                                   Notice Address:

                                     901 Threadneedle
                                     Houston, TX  77079-2982
                                   Telephone:     (281) 496-5000
                                   Telecopy:       (281) 496-0285


                                   LENDER:

                                   RBF FINANCE CO.


                                   By:
                                     Name: Leighton Moss
                                     Title: Vice President

                                   Notice Address:

                                     901 Threadneedle
                                     Houston, TX  77079-2982
                                   Telephone:      (281) 496-5000
                                   Telecopy:       (281) 597-7556


-------------------------------------------------------------------------
                                                              Exhibit I

                     R&B FALCON CORPORATION

           SENIOR SECURED ___- YEAR TRANCHE PROMISSORY NOTE

                                                New York, New York
 $______________                                    March 26, 1999


  FOR VALUE RECEIVED, R&B FALCON CORPORATION (the "Company"), promises to pay to the order of RBF FINANCE CO. ("Payee"), the principal amount of _________________________ Dollars ($_____________)
(or such lesser amount as shall equal the aggregate unpaid principal amount of the __-year Tranche advances of the Loan) at the times specified by the provisions of the Senior Secured Credit Agreement dated as of March 26, 1999, as the same may at any time be amended, modified or supplemented and in effect (the "Loan Agreement") between the Company and the Lender.

  The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement.

  This Note is issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

  The Senior Secured Credit Agreement dated as of March 26, 1999, as the same may at any time be amended, modified or supplemented and in effect (the "Loan Agreement") between the Company, the Lender named therein, and United States Trust Company of New York, as Trustee.

  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee at the office of United States Trust Company of New York located at 114 West 47th Street, 25th Floor, New York, New York, or at such other place in the State of New York as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

  This Note is subject to mandatory prepayment as provided in the Loan Agreement and prepayment at the option of the Company as provided in the Loan Agreement.

  THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPALS OF CONFLICTS OF LAWS.

  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

  The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

  No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

  The Company promises to pay all costs and expenses, including all attorneys' fees, all as provided in Section 7.2 of the Loan Agreement, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                   R&B FALCON CORPORATION


                                   By:
                                   Title:


-----------------------------------------------------------------------
                                                            EXHIBIT II

                           NOTICE OF BORROWING

             The undersigned hereby certifies that he is the ________ __________________ of R&B Falcon Corporation, a Delaware corporation ( the "Company"), and that as such he is authorized to execute this Notice of Borrowing on behalf of the Company. With reference to that certain Loan Agreement dated as of _______________, 1999 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into by and between the Company and RBF Finance Co., and any other future holder of any Note issued pursuant to the Agreement ("Lender"), the undersigned further certifies, represents and warrants on behalf of the Company that all of the foregoing statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

  (a)The Company requests that the Lender make an advance to the Company on the 7-year Tranche of the Loan in the aggregate principal amount of $_________________ and an advance to the Company on the 10-year
Tranche of the Loan in the aggregate principal amount of $__________ by no later than _______________. Immediately following such advance, the aggregate outstanding balance of advances made on the 7-year
Tranche and the 10-year Tranche Loan shall equal $_______________ and $___________, respectively.

  (b)As of the date hereof, and as a result of the making of the requested advance, no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default, a Potential Event of Default or a Default.

  (c)Borrower has performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by Borrower before or on the date hereof and, except as waived in writing or otherwise agreed to in writing by the Lender, all of the conditions precedent set forth in Section 3.1 or 3.2, as applicable, of the Agreement under Conditions to Loan have been satisfied.

  (d)The representations and warranties of the Company contained in
Section 4 of the Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, and (ii) on or prior to the date hereof, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to the date hereof.

  EXECUTED AND DELIVERED this _______ day of _____________, _____.

                                R&B FALCON CORPORATION

                                By:
                                Name:
                                Title:

-------------------------------------------------------------------------
                                                         EXHIBIT III

                        FORM OF LEGAL OPINION

             Opinions of Counsel that (i) the Company has duly authorized, executed and delivered the Mortgage; (ii) the Mortgage constitutes a legally binding obligation of the Company enforceable against the Company in accordance with its terms (except as (i) the enforceability thereof may be limited bankruptcy, insolvency or other similar laws affecting creditors' rights, generally, and (ii) the enforceability thereof may be limited by right of acceleration and the availability of enforceable remedies may be limited by equitable principles of general applicability, and subject to such other exceptions, limitations or qualifications that are usual and customary for such opinions) and (iii) the Mortgage constitutes a valid and perfected first mortgage lien on the Mortgaged Rig.

-------------------------------------------------------------------------
                                                            SCHEDULE 4.5

                        Title/Lien Exceptions



  1.Statutory or inchoate liens for amounts not more than 30 days past due or that are being contested in good faith.